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                                                                   Exhibit 8(a)

                               CUSTODY AGREEMENT


     AGREEMENT effective as of September 1, 1995 (as amended and restated on August 1, 1997) between THE CHASE MANHATTAN BANK ("Bank") and EXCELSIOR TAX-EXEMPT FUNDS, INC., a Maryland corporation (the "Fund").


                                  WITNESSETH:


     WHEREAS, the Fund wishes to retain Bank to provide custodian services to the Fund for the benefit of the investment portfolios of the Fund listed on Exhibit A hereto, as the same may be amended from time to time by the parties hereto (each a "Portfolio," collectively, "Portfolios"), and Bank is willing to furnish such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. Custody Account. The Bank agrees to establish and maintain (a) a separate custody account for each Portfolio of the Fund ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property (hereinafter called "Securities") from time to time received by the Bank or any subcustodian (as defined in the second paragraph of Section 3 hereof) for


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the account of the particular Portfolio of the Fund and (b) a separate deposit account(s) in the name of each Portfolio of the Fund ("Deposit Account") for any and all cash and cash equivalents in any currency received by the Bank or any subcustodian for the account of the particular Portfolio of the Fund, which cash shall not be subject to withdrawal by draft or check. The term "Property" as used herein shall mean all Securities, cash, cash equivalents and other assets of the Fund.

     2. Maintenance of Property Domestically and Abroad. Securities in a Custody Account shall be held in the country or other jurisdiction in which the principal trading market for such Securities is located or the country of other jurisdiction in which such Securities are to be presented for payment or are acquired for the Custody Account, and cash in a Deposit Account shall be credited to an account in such country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts. Cash may be held pursuant to Instructions (as defined in Section 9 hereof) in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and the Bank can comply with such Instructions, the Bank is authorized to maintain cash balances on deposit for the Fund with itself or one of its affiliates at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as the Fund may direct, if acceptable to the Bank.

     3. Eligible Foreign Custodians and Securities Depositories. The Board of Directors of the Fund authorizes the Bank to hold the Securities in the Custody Account(s) and the cash in the Deposit Account(s) in custody and deposit accounts, respectively, which

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have been established by the Bank with one of its branches, a branch of a qualified U.S. bank, an eligible foreign custodian or an eligible foreign securities depository; provided, however, that the Board of Directors of the Fund has approved the use of, and the Bank's contract with, such eligible foreign custodian or eligible foreign securities depository by resolution, and Instructions to such effect have been provided to the Bank. Furthermore, if a branch of the Bank, a branch of a qualified U.S. bank or an eligible foreign custodian is selected to act as the Bank's subcustodian to hold any Property, such entity is authorized to hold such Property in its account with any eligible foreign securities depository in which it participates so long as such foreign securities depository has been approved by the Board of Directors of the Fund. For purposes of this Agreement, "qualified U.S. bank" and "eligible foreign custodian" shall have the same meanings as given in Rule 17f-5 under the Investment Company Act of 1940, as amended ("Rule 17f-5"), and "eligible foreign securities depository" shall be a depository within the meaning of Rule 17f-5(c)(2)(iii) and (iv) as said Rule 17f-5 was in effect on September 1, 1995.

         Hereinafter the term "subcustodian" will refer to any Bank branch, any branch of a qualified U.S. bank, any eligible foreign custodian or any eligible foreign securities depository with which the Bank has entered into an agreement of the type contemplated hereunder regarding Securities and/or cash held in or to be acquired for a Custody Account or a Deposit Account.

         If, after the initial approval of the subcustodians by the Board of Directors of the Fund in connection with this Agreement, the Bank wishes to appoint other subcustodians to hold the Fund's Property, it will so notify the Fund and will provide it with information

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reasonably necessary to determine any such new subcustodian's eligibility under
Rule 17f-5, including a copy of the proposed agreement with such subcustodian. The Fund shall within 30 days after receipt of such notice give a written approval or disapproval of the proposed action.

         If the Bank intends to remove any subcustodian previously approved, it shall so notify the Fund and shall move the Property deposited with such subcustodian to another subcustodian previously approved or to a new subcustodian, provided that the appointment of any new subcustodian will be subject to the requirements set forth in the preceding paragraph. The Bank shall take steps as may be required to remove any subcustodian which has ceased to meet the requirements of Rule 17f-5.

         4. Use of Subcustodians. With respect to Property which is maintained by the Bank in the custody of a subcustodian pursuant to Section 3:

                  (a) The Bank will identify on its books as belonging to the particular Portfolio of the Fund any Property held by such subcustodian.

                  (b) In the event that a subcustodian permits any of the Securities placed in its care to be held in an eligible foreign securities depository, such subcustodian will be required by its agreement with the Bank to identify on its books such Securities as being held for the account of the Bank as a custodian for its customers.

                  (c) Any Securities in a Custody Account held by a subcustodian of the Bank will be subject only to the instructions of the Bank or its agents; and any Securities held in an eligible foreign securities depository for the account of a subcustodian will be subject only to the instructions of such subcustodian.

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                  (d) The Bank will only deposit Securities in an account with a subcustodian which includes exclusively the assets held by the Bank for its customers, and the Bank will cause such account to be designated by such subcustodian as a special custody account for the exclusive benefit of customers of the Bank.

                  (e) Any agreement the Bank shall enter into with a subcustodian with respect to the holding of Securities shall require that (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such subcustodian or its creditors except for a claim of payment for its safe custody or administration and (ii) beneficial ownership of such Securities is freely transferable without the payment of money or value other than for safe custody or administration; provided, however, that the foregoing shall not apply to the extent that any of the above-mentioned rights, charges, etc. result from any compensation or other expenses arising with respect to the safekeeping of Securities pursuant to such agreement.

                  (f) The Bank shall allow independent public accountants of the Fund such reasonable access to the records of the Bank relating to Property held in a Custody Account and a Deposit Account as required by such accountants in connection with their examination of the books and records pertaining to the affairs of the Fund. The Bank shall, subject to restrictions under applicable law, also obtain from any subcustodian with which the Fund maintains the physical possession of any Property an undertaking to permit independent public accountants of the Fund such reasonable access to the records of such subcustodian as may be required in connection with their examination of the books and records pertaining to the affairs of the Fund or to supply a verifiable confirmation of the contents of such records.

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The Bank shall furnish the Fund such reports (or portions thereof) of the Bank's external auditors as relate directly to the Bank's system of internal accounting controls applicable to the Bank's duties under this Agreement. The Bank shall request for and furnish to the Fund such similar reports as may be furnished to it with respect to each subcustodian and securities depository holding the Fund's assets.

                  (g) The Bank will supply to the Fund, care of its investment adviser, at least monthly a statement in respect to any Property in a Custody and a Deposit Account held by each subcustodian, including an identification of the entity having possession of such Property, and the Bank will send to the Fund an advice or notification of any transfers of Property to or from the Custody Account and Deposit Account, indicating, as to Property acquired for an investment portfolio of the Fund, the identity of the entity having physical possession of such Property. In the absence of the filing in writing with the Bank by the Fund of exceptions or objections to any such statement within sixty
(60) days of the Fund's receipt of such statement, or within sixty (60) days after the date that a material defect is reasonably discoverable, the Fund shall be deemed to have approved such statement and in such case or upon written approval of the Fund of any such statement the Bank shall, to the extent permitted by law and provided the Bank has met the standard of care in Section 12 hereunder, be released, relieved and discharged with respect to all matters and things set forth in such statement as though such statement has been settled by the decree of a court of competent jurisdiction in an action in which the Fund and all persons having any equity interest in the Fund were parties.

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                  (h) The Bank hereby warrants to the Fund that in its opinion, after due inquiry, the established procedures to be followed by each of its branches, each branch of a qualified U.S. bank and each eligible foreign custodian holding Securities of the Fund pursuant to this Agreement afford protection for such Securities at least equal to that afforded by the Bank's established procedures with respect to similar Securities held by the Bank (and its securities depositories) in New York.

                  (i) The Bank hereby warrants to the Fund that as of the date of this Agreement it is maintaining a Bankers Blanket Bond sufficient to cover any of its reasonably anticipated liabilities hereunder and hereby agrees to notify the Fund in the event its Bankers Blanket Bond is canceled or otherwise lapses.

         5. Deposit Account Payments. Subject to the provisions of Section 7, the Bank shall make, or cause its subcustodian to make, payments of cash credited to a Deposit Account only:

                  (a) in connection with the purchase of Securities for the particular Portfolio of the Fund involved and the delivery of such Securities to, or the crediting of such Securities to, the particular Custody Account of the Bank or its subcustodian, each such payment to be made at prices as confirmed by Instructions from Authorized Persons (as defined in Section 10 hereof);

                  (b) for the purchase or redemption of shares of the capital stock of the particular Portfolio of the Fund involved and the delivery to, or crediting to the account of, the Bank or its subcustodian of such shares to be so purchased or redeemed;

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                  (c) for the payment for the account of the particular
Portfolio of the Fund involved of dividends, interest, taxes, management or supervisory fees, capital distributions or operating expenses;

                  (d) for the payments to be made in connection with the conversion, exchange or surrender of Securities held in a Custody Account;

                  (e) for spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

                  (f) for other proper corporate purposes of the particular Portfolio of the Fund involved; or

                  (g) upon the termination of this Custody Agreement as hereinafter set forth.

         All payments of cash for a purpose permitted by subsection (a), (b),
(c), (d) or (e) of this Section 5 will be made only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose for which the payment is to be made and the applicable subsection of this Section 5. In the case of any payment to be made for the purpose permitted by subsection (f) of this Section 5, the Bank must first receive a certified copy of a resolution of the Board of Directors of the Fund adequately describing such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment shall be made. Any payment pursuant to subsection (g) of this Section 5 will be made in accordance with Section 17 hereof.

         In the event that any payment for a Portfolio of the Fund made under this Section 5 exceeds the funds available in that Portfolio's Deposit Account, the Bank may, in its

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discretion, advance the Fund on behalf of that Portfolio an amount equal to such excess and such advance shall be deemed a loan from the Bank to that Portfolio payable on demand, bearing interest at the rate of interest customarily charged by the Bank on similar loans. If the Bank causes a Deposit Account to be credited on the payable date for interest, dividends or redemptions, the particular Portfolio of the Fund involved will promptly return to the Bank any such amount or property so credited upon oral or written notification that such amount has not been received in the ordinary course of business or that such amount was incorrectly credited. The Bank or its subcustodian, as the case may be, shall have no duty or obligation to institute legal proceedings, file a claim or proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount or property.

     6. Custody Account Transactions. Subject to the provisions of Section 7, Securities in a Custody Account will be transferred, exchanged or delivered by the Bank or its subcustodians only:

                  (a) upon sale of such Securities for the particular Portfolio of the Fund involved and receipt by the Bank or its subcustodian of payment therefor, each such payment to be in the amount confirmed by Instructions from Authorized Persons;

                  (b) when such Securities are called, redeemed or retired, or otherwise become payable;

                  (c) in exchange for or upon conversion into other Securities alone or other Securities and cash pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment;

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                  (d) upon  conversion  of such  Securities  pursuant to their terms into other Securities;

                  (e) upon exercise of subscription, purchase or other similar rights represented by such Securities;

                  (f) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities;

                  (g) for the purpose of redeeming in-kind shares of the capital stock of the particular Portfolio of the Fund involved against delivery to the Bank or its subcustodian of such shares to be redeemed;

                  (h) in connection with any borrowings by the particular Portfolio requiring a pledge of Securities, but only against receipt of amounts borrowed;

                  (i) in connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Fund;

                  (j) for delivery in accordance with the provisions of any agreement among the Fund, the Bank and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of the National Association of Securities Dealers, Inc. relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organizations, regarding escrow or other arrangements in connection with transactions by the particular Portfolio;

                  (k) for release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to the

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Bank of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Bank will receive the Securities previously deposited from brokers. The Bank will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

                  (l) for other proper corporate purposes of the particular Portfolio of the Fund involved; or

                  (m) upon the termination of this Custody Agreement as hereinafter set forth.

     All transfers, exchanges or deliveries of Securities in a Custody Account for a purpose permitted by either subsection (a), (b), (c), (d), (e) or (f) of this Section 6 will be made, except as provided in Section 8 hereof, only upon receipt by the Bank of Instructions from Authorized Persons which shall specify the purpose of the transfer, exchange or delivery to be made and the applicable subsection of this Section 6. In the case of any transfer or delivery to be made for the purpose permitted by subsection (g) of this Section 6, the Bank must first receive Instructions from Authorized Persons specifying the Securities held by the Bank or its subcustodian to be so transferred or delivered and naming the person or persons to whom transfers or delivery of such Securities shall be made. In the case of any transfer, exchange or delivery to be made for the purpose permitted by subsections (h) or (l) of this Section 6, the Bank must first receive a certified copy of a resolution of the Board of Directors of the Fund adequately describing such transfer, exchange or delivery, declaring

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such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made. Any transfer or delivery pursuant to subsection (m) of this Section 6 will be made in accordance with
Section 17 hereof.

         7. Custody Account Procedures. With respect to any transaction involving Securities held in or to be acquired for a Custody Account, the Bank in its discretion may cause the Deposit Account for the particular Portfolio of the Fund involved to be credited on the contractual settlement date with the proceeds of any sale or exchange of Securities from the particular Custody Account and to be debited on the contractual settlement date for the cost of Securities purchased or acquired for the particular Custody Account. The Bank may reverse any such credit or debit if the transaction with respect to which such credit or debit was made fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date, except that if any Securities delivered pursuant to this Section 7 are returned by the recipient thereof, the Bank may cause any such credits and debits to be reversed at any time. With respect to any transactions as to which the Bank does not determine so to credit or debit the particular Deposit Account, the proceeds from the sale or exchange of Securities will be credited and the cost of such Securities purchased or acquired will be debited to the particular Deposit Account on the date such proceeds or Securities are received by the Bank.

         Notwithstanding the preceding paragraph and Section 6 hereof, settlement and payment for Securities received for, and delivery of Securities out of, a Custody Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the

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transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer.

         8. Actions of the Bank. Until the Bank receives Instructions from Authorized Persons to the contrary, the Bank will, or will instruct its subcustodian, to:

                  (a) present for payment any Securities in a Custody Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Bank or subcustodian is aware of such opportunities for payment, and hold cash received upon presentation of such Securities in accordance with the provisions of Sections 2, 3 and 4 hereof;

                  (b) in respect of Securities in a Custody Account, execute in the name of the Fund on behalf of the particular Portfolio involved such ownership and other certificates as may be required to obtain payments in respect thereof;

                  (c) exchange interim receipts or temporary Securities in a Custody Account for definitive Securities;

                  (d) (if applicable) convert monies received with respect to Securities of foreign issue into United States dollars or any other currency necessary to effect any transaction involving the Securities whenever it is practicable to do so through customary banking channels, using any method or agency available, including, but not limited to, the facilities of the Bank, its subsidiaries, affiliates or subcustodians;

                  (e) (if applicable) appoint brokers and agents for any transaction involving the Securities in a Custody Account, including, without limitation, affiliates of the Bank or any subcustodian; and

                  (f) apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments or Securities for the benefit of each Portfolio of the Fund which the Bank believes may be available to such Portfolio. The provision of tax reclaim services by the Bank is conditioned upon the Bank receiving from the Fund (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank) requested by the Bank. The Fund shall provide to the Bank such documentation and information as it may request in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and shall contain all material information. The Fund undertakes to notify the Bank immediately if any such information requires updating or amendment. The Bank shall not be liable to the Fund or any third party for any tax fines or penalties payable by the Bank or the Fund, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Fund or any third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Fund or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank. The Fund confirms that the Bank is authorized to deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority in respect of the Securities or Deposit Accounts. The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Fund from time to time and the Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this clause, the Bank shall have no responsibility with regard to the Fund's tax position or status in any jurisdiction. The Fund confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Fund or the Securities and/or cash held for the Fund. Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank), provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.

         9. Instructions. As used in this Agreement, the term "Instructions" means instructions of the Fund received by the Bank via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction system acceptable to the Bank which the Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify.

         Any Instructions delivered to the Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but the particular Portfolio of the Fund involved will hold the Bank harmless for the Fund's (i) failure to send such confirmation in writing, or (ii) the

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failure of such confirmation to conform to the telephone Instructions received.
Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. If the Bank requires test arrangements, authentication methods or other security devices to be used with respect to Instructions, any Instructions given by the Fund thereafter shall be given and processed in accordance with such terms and conditions for the use of such arrangements, methods or devices as the Bank may put into effect and modify from time to time. The Fund shall safeguard any testkeys, identification codes or other security devices which the Bank shall make available to them. The Bank may electronically record any Instructions given by telephone, and any other telephone discussions, with respect to a Custody Account.

         10. Authorized Persons. As used in this Agreement, the term "Authorized Persons" means such officers or such agents of the Fund as have been designated by a resolution of the Board of Directors of the Fund, a certified copy of which has been provided to the Bank, to act on behalf of the Fund in the performance of any acts which Authorized Persons may do under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from Authorized Persons that any such officer or agent is no longer an Authorized Person.

         11. Nominees. Securities in a Custody Account which are ordinarily held in registered form may be registered in the name of the Bank's nominee or, as to any Securities in the possession of an entity other than the Bank, in the name of such entity's nominee. The particular Portfolio of the Fund involved agrees to hold any such nominee harmless from any liability as a holder of record of such Securities, but not if such liability is a result of

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such nominee's negligence. The Bank may without notice to the Fund cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Fund. In the event that any Securities registered in the name of the Bank's nominee or held by one of its subcustodians and registered in the name of such subcustodian's nominee are called for partial redemption by the issuer of such Security, the Bank may allot, or cause to be allotted, the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable.

     12. Standard of Care.

         (a) The Bank shall be obligated to perform only such duties as are set forth in this Agreement or expressly contained in Instructions given to Bank which are consistent with the provisions of this Agreement.

               (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Property. The Bank shall be liable to the Fund for any loss which shall occur as the result of the failure of a subcustodian to exercise reasonable care with respect to the safekeeping of such Property to the same extent that the Bank would be liable to the Fund if the Bank were holding such Property in New York. In the event of any loss to the Fund by reason of the failure of the Bank or its subcustodian to exercise reasonable care, the Bank shall be liable to the Fund only to the extent the Fund's direct damages and expenses, to be determined based on, but not limited to, the market value of the Property which is the subject of the loss at the date of discovery of such loss, and without reference to any special conditions or circumstances. For purposes of this Section 12(a)(i), the term "subcustodian" shall not include any securities depository or clearing agency the use of which is compulsory because: (a) its use is required by law or regulation, (b) securities cannot be withdrawn from the depository, or (c) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves.

               (ii) The Bank will not be responsible for any act, omission, default or for the solvency of any broker or agent (other than as provided herein) which it or a subcustodian appoints and uses unless such appointment and use were made or done negligently or in bad faith.

               (iii) The Bank shall be indemnified by, and without liability to, the Fund and the particular Portfolio of the Fund involved for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise within the scope of this Agreement if such act or omission was in good faith and without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed. (iv) The Fund, on behalf of the particular Portfolio of the Fund involved, agrees to cause such Portfolio to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses, with respect to income from or Property in such Portfolio's Custody Account and Deposit Account.

               (v) The Bank shall be entitled to rely, and may act upon the advice of counsel (who may be counsel for the Fund) on all matters and shall be without liability for any action reasonably taken or omitted in good faith and without negligence pursuant to such advice.

               (vi) The Bank need not maintain any insurance for the exclusive benefit of the Fund.

               (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from:

               (1) the general risk of investing, or

               (2) subject to Section 12(a)(i) hereof, investing or holding Property in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Property.

               (viii) No party shall be liable to the other for any loss due to forces beyond its control including but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

          (b) Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

               (i) Question Instructions or make any suggestions to the Fund or an Authorized Person regarding such Instructions;

               (ii) Supervise or make recommendations with respect to investments or the retention of Securities;

               (iii) Advise the Fund or an Authorized Person regarding any default in the payment of principal or income of any Security other than as provided in the last paragraph of Section 5 hereof;

               (iv) Subject to Section 12(a)(ii) hereof, evaluate or report to the Fund or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement; or

               (v) Review or reconcile trade confirmations received from brokers. The Fund or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

         (c) The Bank shall provide to the Fund, on an annual basis, a report confirming that the arrangements hereunder remain in compliance with the rules of the Securities and Exchange Commission governing such arrangements.

                  (d) The Fund authorizes the Bank to act under this Agreement notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest, including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.

     13. Compliance with Securities and Exchange Commission Rules and Orders. Except to the extent the Bank has specifically agreed pursuant to this Agreement or in an exemptive order to comply with a condition of Rule 17f-5 or any interpretation or exemptive order promulgated thereunder by or under the authority of the Securities and Exchange Commission, the Fund shall be solely responsible to assure that the maintenance of Securities and cash under this Agreement complies with such Rule 17f-5.

     14. Corporate Actions.

                  (a) With respect to domestic U.S. and Canadian Securities (the latter only when held with DTC), the Bank will send to the Fund or the Authorized Person for a Custody Account such proxies (signed in blank, if issued in the name of the Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Bank for forwarding to its customers. In addition, the Bank will follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise the Fund or the Authorized Person for such account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which the Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by the Bank for this purpose.

                  (b) With respect to proxies and Corporate Actions (as defined below) not covered by paragraph (a) of this Section 14:

               (i) Whenever the Bank or its subcustodian receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Fund notice of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

               (ii) When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank or its subcustodians will endeavor to obtain Instructions from the Fund or its Authorized Persons, but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the applicable Deposit Account with the proceeds and to take any other action it deems in good faith to be appropriate in which case, provided it has met the standard of care in Section 12 hereof, it shall be held harmless by the particular Portfolio of the Fund involved for any such action.
     (iii) Proxies will only be voted pursuant to special arrangements which may have been agreed to in writing between the parties hereto.

     15. Fees and Expenses. The Fund agrees to pay the Bank from time to time such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Bank's out-of-pocket or incidental expenses, including (but without limitation) reasonable legal fees. The Fund hereby agrees on behalf of its respective Portfolios to cause the particular Portfolio of the Fund involved to hold the Bank harmless from any liability or loss resulting from any taxes or other governmental charges, and any expenses related thereto, which may be imposed or assessed with respect to such Portfolio's Custody Account and also agrees on behalf of its respective Portfolios to cause the particular Portfolio of the Fund involved to hold the Bank, its subcustodians, and their respective nominees harmless from any liability as a record holder of Securities in such Portfolio's Custody Account. The Bank is authorized to charge any account of the particular Portfolio of the Fund involved for such items specified in the previous sentence and the Bank shall have a lien on Securities in such Portfolio's Custody Account and on cash in such Portfolio's

Deposit Account for any amount owing to the Bank in connection with such Portfolio from time to time under this Agreement.

     16. Effectiveness. This Agreement shall be effective on the date first noted above.

     17. Termination. This Agreement may be terminated by the Fund or the Bank by 60 days' written notice to the other, sent by registered mail. If notice of termination is given by the Bank, the Fund shall, within 60 days following the giving of such notice, deliver to the Bank a certified copy of a resolution of the Board of Directors of the Fund specifying the names of the persons to whom the Bank shall deliver such Securities and cash, after deducting therefrom any amounts which the Bank determines to be owed to it under Section 15 hereof. If within 60 days following the giving of a notice of termination by the Bank, the Bank does not receive from the Fund a certified copy of a resolution of the Board of Directors of the Fund specifying the names of the persons to whom the cash in each Deposit Account shall be paid and to whom the Securities in each Custody Account shall be delivered, the Bank, at its election, may deliver such Securities and pay such cash to a bank or trust company doing business in the State of New York and qualified as a custodian under the Investment Company Act of 1940 and other applicable rules and regulations to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold such Securities and cash until a certified copy of one or more resolutions as aforesaid is delivered to the Bank. The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement, and the obligations of each Portfolio of the Fund to indemnify and/or hold harmless other persons or entities under this Agreement shall be the several (and not the joint or joint and several) obligation of each Portfolio of the Fund.

     18. Notices. Any notice or other communication from the Fund to the Bank is to be sent to the office of the Bank at:

               The Chase Manhattan Bank
               Mutual Funds Service Division
               3 Chase MetroTech Center
               Brooklyn, New York 11245


or such other address as may hereafter be given to the Fund in accordance with the notice provisions hereunder, and any notice from the Bank to the Fund is to be mailed postage prepaid, addressed to the Fund at the addresses appearing below, or as the same may hereafter be changed on the Bank's records in accordance with notice hereunder from the Fund.

         19. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of New York and shall not be assignable by any party without the prior written consent of the other party, and shall bind the successors and assigns of the Fund and the Bank.

         20. Names. The names "Excelsior Tax-Exempt Funds, Inc." and "Board of Directors of Excelsior Tax-Exempt Funds, Inc." refer respectively to the corporation created and the Directors, as directors but not individually or personally, acting from time to time under Articles of Incorporation dated August 8, 1984, which is hereby referred to and a copy of which is on file at the office of the State Department of Assessments and Taxation of the State of Maryland and at the principal office of the Fund. The obligations of "Excelsior

Tax-Exempt Funds, Inc." entered into in the name or on behalf thereof by any of its Directors, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Directors, shareholders or representatives of the Fund personally, but bind only the Fund's Property, and all persons dealing with any Portfolio of the Fund must look solely to the Property belonging to such Portfolio for the enforcement of any claims against the Portfolio.

         21. Headings. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

         22. Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

         23. Confidentiality. Bank agrees on behalf of itself and its employees to treat confidentially all records and other information relative to the Fund and its prior, present, or potential shareholders, except, after prior notification to and approval in writing by the Fund (which approval shall not be unreasonably withheld and may not be withheld where Bank may be exposed to civil or criminal contempt proceedings for failure to comply) when requested to divulge such information by duly constituted authorities, or when so requested by the Fund.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below effective as of the day and year first above written.


                         THE CHASE MANHATTAN BANK


                         By:     [Signature Illegible]
                            -------------------------------


                         Address for record:

                         3 Chase MetroTech Center
                         Brooklyn, New York 11245



                         EXCELSIOR TAX-EXEMPT FUNDS, INC.


                         By:  /s/ F. S. Wonham
                            -------------------------------



                         Address for record:

                         73 Tremont Street
                         Boston, Massachusetts 02108

                               AMENDED EXHIBIT A


     Portfolios covered by the Custody Agreement effective as of September 1, 1995 (as amended and restated on August 1, 1997) between The Chase Manhattan Bank and Excelsior Tax-Exempt Funds, Inc.




                                    Tax-Exempt Money Fund
                                    Short-Term Tax-Exempt Securities Fund
                                    Intermediate-Term Tax-Exempt Fund
                                    Long-Term Tax-Exempt Fund
                                    New York Intermediate-Term Tax-Exempt Fund
                                    California Tax-Exempt Income Fund
                                    New York Tax-Exempt Money Fund

                                        THE CHASE MANHATTAN BANK, N.A.

                                        By: ___________________________________

                                        EXCELSIOR TAX-EXEMPT FUNDS, INC.

                                        By: ___________________________________
                                            Frederick S. Wonham



Dated May __, 1998